SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2002

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                          Europe 2001 HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-44286
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



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Item 5.           Other Events

                  On May 31, 2002, KPNQwest NV was delisted from trading on the Nasdaq NMS. As set forth in the prospectus, because KPNQwest NV was not listed for trading on another U.S. national securities exchange within five business days from the date of delisting, the shares of KPNQwest NV were distributed at a rate of .08 shares per Europe 2001 HOLDR. As a result, KPNQwest NV is no longer represented in Europe 2001 HOLDRS.

                  On June 3, 2002, Jazztel PLC was delisted from trading on the Nasdaq NMS. As set forth in the prospectus, because Jazztel PLC was not listed for trading on another U.S. national securities exchange within five business days from the date of delisting, the shares of Jazztel PLC were distributed at a rate of .11 shares per Europe 2001 HOLDR. As a result, Jazztel PLC is no longer represented in Europe 2001 HOLDRS.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (c)      Exhibits

                           99.1 Europe 2001 HOLDRS Trust Prospectus Supplement dated June 30, 2002 to Prospectus dated March 12, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


Date:  July 26, 2002             By:     /s/ MITCHELL M. COX
                                    --------------------------------------------
                                    Name:    Mitchell M. Cox
                                    Title:   Attorney-in-Fact


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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Europe 2001 HOLDRS Trust Prospectus Supplement dated June 30, 2002 to Prospectus dated March 12, 2002.